Exhibit 4.3

CALDERA PHARMACEUTICALS, INC.
SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April __, 2013, by and between Caldera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the investors set forth on the signature pages affixed hereto (each, an “Investor” and, collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to exemptions from registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, Units (as defined below) of the Company, as more fully described in this Agreement;

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, on a “best efforts” basis a minimum of 550,000 Units and an aggregate of up to 2,000,000 Units (the “Units”), each Unit being offered at a price of $2.50 per Unit and each Unit consisting of one share of the Company’s Series B Preferred Stock (the “Series B Shares”) and a seven year warrant (the “Warrant”) to purchase shares of the Company’s Common Stock at an exercise price of $2.50 per share (the Series B Shares and the Warrants being hereinafter referred to as the “Securities”), upon the terms and conditions set forth in this Agreement;

WHEREAS, during December, 2012, March and April 2013, the Company issued  convertible promissory notes in an aggregate amount of $500,000 (“Bridge Notes”) to certain Investors associated with the Placement Agent (the “Bridge-Financing Note Holders”) and the Company received proceeds from the Bridge-Financing Note Holders in an aggregate amount of $500,000;

WHEREAS, under the terms of the Bridge Notes, the Bridge-Financing Note Holders (i) received five-year warrants issued in the aggregate amount of 300,000 at an exercise price of $3.00 per share, and (ii) have a right, at their sole discretion, to convert the Bridge Notes into equity at a conversion price of $2.50 per Units;

WHEREAS, Bridge-Financing Note Holders holding $375,000 in principal amount of Bridge Notes have notified the Company that they intend to convert their Bridge Notes and acquire Units from the Company under the terms of this Agreement;

WHEREAS, references to “Investors” in this Agreement shall include such Bridge-Financing Note Holders that convert their Bridge Notes into Units pursuant to this Agreement; and

WHEREAS, in connection with the Investors’ purchase of the Units, the Investors will be subject to certain restrictions on the transfer of the Securities, all as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Units as set forth herein.

1.             Definitions.

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

“Affiliate” shall mean, with respect to any specified Person (as defined below), (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.  As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Blue Sky Application” as defined in Section 5.5(a) hereof.

“Business Day” shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

“Claims” as defined in Section 5.5(a) hereof.

“Closing” and “Closing Date” as defined in Section 2.2 (c) hereof.

“Common Stock” as defined in the recitals above.

“Company Financial Statements” as defined in Section 4.5(a) hereof.

“Company’s Knowledge” means the actual knowledge of the Chief Executive Officer (as defined in Rule 405 under the Securities Act), or the knowledge of any fact or matter which the Chief Executive Officer would reasonably be expected to become aware of in the course of performing the duties and responsibilities.

“Demand Request” as defined in Section 5.1(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Registration Statement” means the Company’s Registration Statement on Form S-1, Registration Number 333-179508.

“First Closing” and “First Closing Date” as defined in Section 2.2(a) hereof.

“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents (as defined below).

“PA Warrant Shares” shall mean any shares issuable upon (i) exercise of warrants issued to the Placement Agent as compensation in connection with the transactions contemplated hereby, including any advisory warrants, warrants issued upon the closing of the private placement and (ii) five-year warrants issued for the exercise of shares in the aggregate amount of 165,000 shares to Bridge-Financing Note Holders at an exercise price of $3.00 per share.

“Participating Holders” as defined in Section 5.1(c) hereof.

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Piggyback Registration” as defined in Section 5.2 hereof.

“Placement Agency Agreement” means that certain agreement, dated November 9, 2012, by and between the Placement Agent and the Company.

“Placement Agent” means Taglich Brothers, Inc.

“Private Placement Memorandum” means the Company’s Private Placement Memorandum dated April 8, 2013, and any amendments or supplements thereto.

“Proposed Registration” as defined in Section 5.2(a) hereof.

“Purchase Price” shall mean up to $5,000,000.

“Registrable Securities” shall mean (i) the shares of common stock underlying the Securities (ii) any shares of Common Stock issued as a dividend issued on the Series B Shares  and (iii) the PA Warrant Shares; provided, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the  holder thereof without any restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Regulation D” as defined in Section 3.7 hereof.

“Regulation S” as defined in Section 6.1(i)(E) hereof.

“Request Notice” as defined in Section 5.1(a) hereof.

“Requesting Holders” as defined in Section 5.1(a) hereof.

“Rule 144” as defined in Section 6.1(i)(C) hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” as defined in Section 4.5 hereof.

“Securities” as defined in the recitals above.

“Securities Act” means the Securities Act of 1933, as amended.

“Staff” as defined in Section 5.4 hereof.

“Subsequent Closing” and “Subsequent Closing Date” as defined in Section 2.2(b) hereof.

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest or otherwise controls through contract or otherwise.

“Transaction Documents” shall mean this Agreement and the Escrow Agreement.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“Underwriter” shall mean any entity engaged by the Company to serve as an underwriter in connection with a registration or offering of securities referred to in Section 5.

“Units” as defined in the recitals above.

“Valid Business Reason” as defined in Section 5.1(d) hereof.

2.             Sale and Purchase of Units.

2.1.           Subscription for Units by Investors. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Units, in the respective amounts set forth on the signature pages attached hereto in exchange for the Purchase Price.

2.2           Closings.

(a)           First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Units set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-1 (the “First Closing”). The date of the First Closing is hereinafter referred to as the “First Closing Date.”

(b)           Subsequent Closing(s). The Company agrees to issue and sell to each Investor listed on the Subsequent Closing Schedule of Investors, and each such Investor agrees, severally and not jointly, to purchase from the Company on such Subsequent Closing Date such number of Units set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-2 (a “Subsequent Closing”).   There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place within the time periods set forth in the Private Placement Memorandum. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date.” Notwithstanding the foregoing, the maximum number of Units to be sold at the First Closing and all Subsequent Closings shall not exceed 2,000,000 in the aggregate.

(c)           Closing.  The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.” The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date.” All Closings shall occur within the time periods set forth in the Private Placement Memorandum at the offices of Sills, Cummis & Gross, counsel to the Placement Agent, at 30 Rockefeller Plaza, New York, New York 10112, or remotely via the exchange of documents and signatures.

2.3.           Closing Deliveries. At each Closing, the Company shall deliver to the Investors, against delivery by the Investor of the Purchase Price (as provided below), duly issued certificates representing the Securities. At each Closing, each Investor shall deliver or cause to be delivered to the Company the Purchase Price set forth in its counterpart signature page annexed hereto by (i) surrendering the Bridge Notes or (ii) paying United States dollars via bank, certified or personal check which has cleared prior to the applicable Closing Date or in immediately available funds, by wire transfer to the following escrow account:

PNC Bank
300 Delaware Avenue
Wilmington, DE 19801
ABA # 031100089
Acct Name: CSC Trust Company of Delaware
Account Number:  5605012373
FFC: Account #79-1849 Caldera Pharma Escrow

3.             Representations, Warranties and Acknowledgments of the Investors.

Each Investor, severally and not jointly, represents and warrants to the Company solely as to such Investor that:

3.1           Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.2           Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

3.3.           Investment Experience. Such Investor acknowledges that the purchase of the Securities is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.4           Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Units.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement and the Private Placement Memorandum. Such Investor acknowledges that it has received and reviewed the Private Placement Memorandum describing the offering of the Units (including copies of the Company’s relevant SEC Filings annexed to the Private Placement Memorandum.

3.5           Restricted Securities. Such Investor understands that the Units, and the components thereof, are characterized as “restricted securities” under the U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

3.6           Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)           “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended; (ii) such securities may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b)           If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

3.7           Accredited Investor. Such Investor, and if an entity, all equity holders of such Investor, is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).

3.8           No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

3.9           Brokers and Finders. No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.             Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Investors that:

4.1.           Organization; Execution, Delivery and Performance.

(a)           The Company and each of its Subsidiaries, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)           (i) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof; (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required; (iii) each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly; and (iv) each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

4.2.           Securities Duly Authorized. The Series B Shares to be issued to each such Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company.  The Warrants to be issued to each such Investor, when issued in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms.  The shares of Common Stock issuable upon conversion of the Series B Shares and exercise of the Warrants in accordance with their respective terms and as dividends if any with respect to the Series B Shares will be duly and validly issued and fully paid and non-assessable. Subject to the accuracy of the representations and warranties of the Investors to this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

4.3           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws; or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, or for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the Securities Act, the Exchange Act, and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

4.4.           Capitalization. As of April 1, 2013, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 4,302,270 shares are outstanding, 10,000,000 shares of Preferred Stock, of which 400,000 are designated Series A Preferred Stock and 341,607 are outstanding, 699,407 shares reserved for issuance of warrants, and 3,000,000 shares reserved for issuance pursuant to the Company’s equity incentive plan.  In the Offering contemplated by this Agreement, up to 2,000,000 shares of Series B Preferred Stock may be issued and warrants exercisable for up to 2,000,000 shares of common stock may be issued in addition to warrants exercisable for 200,000 shares of common stock as an advisory fee to be issued to the placement agent and warrants exercisable for up to 200,000 shares of common stock to be issued to the placement agent as a placement agent fee and shares of Series B Preferred Stock that may be issued in exchange for shares of Series A Preferred Stock. The Company has reserved, and at all times will keep reserved, a sufficient number of shares for issuance upon the conversion of the Series B Shares and the exercise of the Warrants.   Except as described  in the Private Placement Memorandum, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except for the registration rights provisions contained herein); and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.  All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.  No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Lien imposed through the actions or failure to act of the Company.

4.5.           SEC Information.

(a)           The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all other documents filed with the SEC prior to the date hereof, including the Existing Registration Statement and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”).  The Existing Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the SEC.  The SEC Documents have been made available to the Investors via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are not outstanding any unresolved comments of the staff of the SEC.  As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Financial Statements or the Private Placement Memorandum, the Company has no liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2012 (the fiscal period end of the Company’s most recently-filed periodic report) and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(b)           The shares of Common Stock are not currently traded on any market

4.6           Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2012, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

4.7           Litigation. Except as set forth in the SEC Documents and the Private Placement Memorandum, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their respective businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or executive officer of the Company or any of its Subsidiaries.

4.8           No Material Changes.

(a)           Since December 31, 2012, except as set forth in the SEC Documents or the Private Placement Memorandum, there has not been:

(i)           Any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business;

(ii)          Any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or

(iii)         Any incurrence of any material liability outside of the ordinary course of business.

4.9           No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Securities being offered hereby.

4.10          No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

4.11          No Brokers. Except as set forth in Section 9.1, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.12          Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D within three business days after the First Closing and to provide a copy thereof to the Placement Agent promptly after such filing. The Company shall, on or before the Closing Date, assist the Placement Agent in taking such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and the Placement Agent shall provide evidence of any such action so taken to the Company on or prior to the Closing Date.

4.13          Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, results of operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

4.14          Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted.  None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. Except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought, or to the Company’s Knowledge, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.15          Tax Status. Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject; (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.16          Acknowledgement Regarding Investors’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, none of the Investors have been asked by the Company or any of its Subsidiaries to agree, nor has any Investor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Investor, and counterparties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Investor’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents, one or more Investors may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

4.17          Manipulation of Price.  Neither the Company nor any of its Subsidiaries has, and, to the Company’s Knowledge, no Person acting on their behalf has, directly or indirectly (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities; (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent); or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries (other than the Placement Agent).

4.18          Shell Company Status. The Company was never a “shell issuer”, as defined in Rule 144(i)(1), promulgated under the Securities Act.

4.19          Investment Company Act Status.  The Company and its subsidiaries are not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Private Placement Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.             Registration Rights.

5.1           Demand Registration.

(a)           Request by Holders.  If the Company receives at any time commencing after the first anniversary of the date of this Agreement, a written request (a “Demand Request”) from Investors (the “Requesting Holders”) that hold at least 40% of the Registrable Securities then outstanding, that the Company register the Common Stock into which the Registrable Securities is convertible, then the Company shall, within 20 days after receipt of such Demand Request, give written notice of such request (“Request Notice”) to all holders of Registrable Securities.  Each Demand Request shall (x) specify the number of shares of Common Stock that the Requesting Holders intend to sell or dispose of; (y) state the intended method or methods of sale or disposition of the Common Stock; and (z) specify the expected price range (net of underwriting discounts and commissions) acceptable to the Requesting Holders to be received for such Common Stock.  Following receipt of a Demand Request, the Company shall:

(1)           cause to be filed, as soon as practicable, but in any event within 150 days of the date of delivery to the Company of the Demand Request, a Registration Statement covering such shares of Common Stock which the Company has been so requested to register by the Requesting Holders and other holders of Registrable Securities who request to the Company that their securities be registered within 20 days of the mailing of the Request Notice, providing for the registration under the Securities Act of such securities to the extent necessary to permit the disposition of such securities in accordance with the intended method of distribution specified in such Demand Request;

(2)           use its best efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter; and

(3)           refrain from filing any other Registration Statements, other than pursuant to a Registration Statement on Form S-4 or S-8 (or similar or successor forms), with respect to any other securities of the Company until such date which is 120 days following effectiveness of the Registration Statement filed in response to the Demand Request.

(b)           Selection of Underwriters; Priority for Demand Registrations. In the event the Requesting Holders intend to distribute the securities covered by the Demand Request by means of an underwriting, they shall so advise the Company as part of the Demand Request and the Company shall include such information in the Request Notice. The managing underwriter for such underwriting shall be one or more reputable nationally recognized investment banks selected by Requesting Holders owning a majority of the securities included in such Registration Statement subject to the approval of the Company, which approval shall not be unreasonably withheld, delayed or conditioned.  In such event, the right of any holder of Registrable Securities to include such holder’s securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s securities in the underwriting to the extent provided in this Section 5.1.  All holders of Registrable Securities proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.

(c)           Notwithstanding any other provision of this Section 5.1, if the managing underwriter of an underwritten public offering determines and advises the Company in writing that the inclusion of all securities proposed to be included by the Company and any other holders of Company securities requesting inclusion of their securities in the underwritten public offering other than the holders of Registrable Securities that are participating in the public offering (the “Participating Holders”) would materially and adversely interfere with the successful marketing of the securities, then the Company and the other holders of Company’s securities shall not be permitted to include any securities in excess of the amount, if any, of securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for accounts of the Participating Holders. If the managing underwriter concludes that less than all of the securities which the Participating Holders propose to include in the offering can be successfully sold in the offering, the managing underwriter will be obligated to include in such Registration Statement, as to each Participating Holder, only that portion of the securities such Participating Holder has requested be registered equal to the ratio which such Participating Holder’s requested securities bears to the total number of securities requested to be included in such Registration Statement by all Participating Holders who have requested that their securities be included in such Registration Statement.

(d)           Limitations on Demand Registrations. The Company may delay making a filing of a Registration Statement or taking action in connection therewith by not more than 60 days after receipt of the Demand Request if the Company provides a written certificate signed by the Chief Executive Officer of the Company to the holders of Registrable Securities, prior to the time it would otherwise have been required to file such Registration Statement or take such action pursuant to this Section 5.1, stating that the Board of Directors of the Company has determined in good faith that it would be seriously detrimental to the Company and its stockholders if such Registration Statement (or an amendment thereto) were filed and such Registration Statement (or amendment) were to become effective, or remain effective for the time otherwise required for such Registration Statement to remain effective, because such action either would (A) materially adversely affect a significant financing, acquisition, disposition, merger or other material transaction; (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (C) render the Company unable to comply with requirements under the Securities Act or the Exchange Act (each, a “Valid Business Reason”) and that it is therefore essential to defer the filing of the Registration Statement; provided, however, that such right to delay a Demand Request shall be exercised by the Company not more than once in any 12 month period and the Company shall only have the right to delay a Demand Request so long as such Valid Business Reason exists, and during such time the Company may not file a Registration Statement for securities to be issued and sold for its own account or for that of anyone other than the holders of the Registrable Securities.

(e)           The Company shall only be obligated to effect two Series B Demand Requests pursuant to this Section 5.1.

5.2           Piggyback Registrations.

(a)           Right to Include Securities.  Each time after the date hereof that  the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a stockholder or stockholders exercising demand registration rights (other than under a registration statement on Form S-8 or S-4) (a “Proposed Registration”), the Company shall promptly give written notice of such Proposed Registration to all of the holders of Registrable Securities (which notice shall be given not less than 30 days prior to the expected effective date of the Company’s Registration Statement) and shall offer such holders the right to request inclusion of any of such holder’s securities in the Proposed Registration; provided, however, that the holders of Registrable Securities shall have no right to include securities in a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an Rule 145 transaction.  No registration pursuant to this Section 5 shall relieve the Company of its obligation to register securities pursuant to a Demand Request, as contemplated by Section 5.1 hereof.  The rights to piggyback registration may be exercised an unlimited number of occasions.

(b)             Piggyback Procedure.  Each Holder of Registrable Securities shall have ten days from the date of receipt of the Company’s notice referred to in Section 5.1 above to deliver to the Company a written request specifying the number of securities such holder intends to sell and such holder’s intended method of disposition.  Any holder of Registrable Securities shall have the right to withdraw such holder’s request for inclusion of such holder’s securities in any Registration Statement pursuant to this Section 5.2 by giving written notice to the Corporation of such withdrawal.  Subject to Section 5.2(c) below, the Company shall use its best efforts to include in such Registration Statement all such securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered.

(c)           Priority for Piggyback Registration.  Notwithstanding any other provision of this Section 5, if the managing underwriter of an underwritten public offering determines and advises the Company and the Participating Holders in writing that the inclusion of all securities proposed to be included by the Participating Holders of securities in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company’s securities, then the Participating Holders shall not be permitted to include any securities in excess of the amount, if any, of securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the account of the Company.  The Company will be obligated to include in such Registration Statement, as to each Participating Holder, only that portion of the securities such Participating Holder has requested be registered equal to the product of (i) the total number of securities which the managing underwriter agrees to include in the public offering for the account of all Participating Holders and (ii) the ratio which such Participating Holder’s requested securities bears to the total number of securities requested to be included in such Registration Statement by all Participating Holders who have requested that their securities be included in such Registration Statement.  It is acknowledged by the parties hereto that pursuant to the foregoing provision, the securities to be included in a registration initiated by the Company shall be allocated:

(1)          first, to the Company; and

(2)          second, to the others requesting registration of securities of the Company.

(d)           Underwritten Offering.  In the event the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any notice from the Company to the Holders under this Section 5 shall offer the Holders the right to include any Registrable Securities covered by the Proposed Registration in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through underwriters under such registration. The managing underwriter for any Proposed Registration that involves an underwritten public offering shall be one or more reputable nationally recognized investment banks selected by the Company.

The rights contained in this Section 5 shall terminate on the date that all Registrable Securities may be sold without restriction pursuant to Rule 144 (including without limitation, volume restriction and without the need for current public information requested by Rule 144(c)(1) (or Rule 144 (i) (2), if applicable).

5.3.           Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to the Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the trading market on which the Common Stock is then listed for trading and (B) in compliance with applicable state securities or Blue Sky laws; (ii) processing expenses, including, but not limited to, printing expenses, messenger, telephone and delivery expenses and customary marketing expenses; (iii) fees and disbursements of counsel and independent public accountants for the Company; (iv) fees and disbursements of one counsel to the Participating Holders as a group.

5.4.           Offering. In the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the holders of Registrable Securities (or as otherwise may be acceptable to such holder) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall (x) reduce, and if necessary, eliminate, in order (i) any Registrable Securities that are not Securities or PA Warrant Shares then; (ii) any Registrable Securities that are not Securities, then (y) if necessary, reduce the number of shares to be included by all Investors on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Investor) unless the inclusion of shares by a particular Investor or a particular set of Investors are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such Investor or set of Investors shall be the only shares subject to reduction (and if by a set of Investors on a pro rata basis by such Investors or on such other basis as would result in the exclusion of the least number of shares by all such Investors).  In addition, in the event that the Staff or the SEC requires any Investor seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Investor does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Investor, until such time as the Staff or the SEC does not require such identification or until such Investor accepts such identification and the manner thereof. Notwithstanding anything else to the foregoing, any reduction pursuant to this paragraph will first reduce all securities that are not Registrable Securities. In the event of any reduction in Registrable Securities pursuant to this paragraph, an affected Investor shall have the right to require, upon delivery of a written request to the Company signed by such Investor, the Company to file a registration statement within 30 days of such request (subject to any restrictions imposed by Rule 415 promulgated by the SEC under the Securities Act or required by the Staff or the SEC) for resale by such Investor in a manner acceptable to such Investor, and the Company shall following such request cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case until such time as (i) all Registrable Securities held by such Investor have been registered and sold pursuant to an effective Registration Statement in a manner acceptable to such Investor; (ii) all Registrable Securities may be resold by such Investor without restriction (including, without limitation, volume limitations) pursuant to Rule 144 (taking account of any Staff position with respect to “affiliate” status) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable); or (iii) such Investor agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such Investor as to all Registrable Securities held by such Investor and that have not theretofore been included in a Registration Statement under this Agreement (it being understood that the special demand right under this sentence may be exercised by an Investor multiple times and with respect to limited amounts of Registrable Securities in order to permit the resale thereof by such Investor as contemplated above).

5.5.           Indemnification.

(a)           Indemnification by the Company. The Company will indemnify and hold harmless each Investor, each Participating Holder and each holder of Registrable Shares and its officers, directors, members, shareholders, partners, representatives, employees and agents, successors and assigns, and each other person, if any, who controls such Investor, Participating Holder or holder of Registrable Shares within the meaning of the Securities Act, against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or the Private Placement Memorandum, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, Participating Holder or holder of Registrable Shares and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor, Participating Holder or holder of Registrable Shares or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)           Indemnification by the Investors. Each Investor, Participating Holder and each holder of Registrable Shares agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, partner, representatives and each person who controls the Company (within the meaning of the Securities Act) against any Claims resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 5.5 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses; (b) the indemnifying party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to such person; or (c) in the reasonable judgment of any such person entitled to indemnification hereunder, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5.5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

5.6           Cooperation by Participating Holder.  Each Participating Holder shall furnish to the Company or the Underwriter, as applicable, such information regarding the Investor and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section 5. Each Participating Holder shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Investor and its plan of distribution of the Securities included in such registration as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

6.             Transfer Restrictions.

6.1.           Transfer or Resale. Each Investor understands that:

Except as provided in the registration rights provisions set forth above, the sale or resale of all or any portion of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and all or any portion of the Securities may not be transferred unless:

(1)          the Securities are sold pursuant to an effective registration statement under the Securities Act;

(2)          the Investor shall have delivered to the Company a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;

(3)          the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 6.1 and who is an Accredited Investor;

(4)          the Securities are sold pursuant to Rule 144; or

(5)          the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”);

and, in each case, the Investor shall have delivered to the Company, at the cost of the Company, a customary opinion of counsel, in form, substance and scope reasonably acceptable to the Company. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

6.2           Transfer Agent Instructions. If an Investor provides the Company with a customary opinion of counsel, that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale or transfer is effected, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Investor. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.2 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.              Conditions to Closing of the Investors.

The obligation of each Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1           Representations, Warranties and Covenants. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Each Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor in the form reasonably acceptable to such Investor.

7.2           Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

7.3           Delivery by Company. The Company shall have duly executed and delivered to each Investor (a) each of the other Transaction Documents and (b) an instruction letter to the Company’s transfer agent regarding the issuance of the Units in the number as is set forth on the signature page hereby being purchased by such Investor at the Closing pursuant to this Agreement.

7.4           Legal Opinion. Each Investor shall have received the opinion of Gracin & Marlow, LLP, the Company’s counsel, dated as of the Closing Date, in the form reasonably acceptable to such Investor.

7.5           No Material Adverse Effect. Since the date of first execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

7.6           No Prohibition. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.7           Other Documents. The Company shall have delivered to such Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

8.           Conditions to Closing of the Company.

The obligations of the Company to effect the transactions contemplated by this Agreement with each Investor are subject to the fulfillment at or prior to each Closing Date of the conditions listed below.

8.1.           Representations and Warranties. The representations and warranties made by such Investor in Section 3 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

8.2           Corporate Proceedings. All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

9               Miscellaneous.

9.1.           Compensation of Placement Agent. Each Investor acknowledges that it is aware that the Placement Agent will receive from the Company, in consideration for its services as financial advisor and placement agent in respect of the transactions contemplated hereby (a) a commission success fee equal to 9% of the Purchase Price of the Units sold at each Closing, payable in cash; (b) an expense allowance, which shall include reimbursement of legal expenses incurred in connection with the transactions contemplated hereby, not to exceed $35,000 without the Company’s prior written approval, payable in cash; (c) reimbursement for all filing fees the Placement Agent is required to pay the Financial Industry Regulatory Authority (“FINRA”) and reasonable fees and expenses of legal counsel to Placement Agent in connection with such filings with FINRA; and (d) seven-year warrants to purchase such number of shares of the Company’s Common Stock equal to 10% of the number of shares sold in the Offering, at an exercise price equal to $2.50 per share.   In addition, the Placement Agent will also receive as an advisory fee warrants to purchase: (a) 160,000 shares of the Company’s Common Stock at an exercise price of $2.75 per share and (b) 40,000 shares of the Company’s Common Stock at an exercise price of $.01 per share.

9.2           Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Company: Caldera Pharmaceuticals, Inc. 278 DP Road, Suite D Los Alamos, New Mexico 87544 Telephone: (505) 661-2420 Facsimile: (302) 347-1326 Attention: Benjamin Warner President and CEO	With a copy to: Gracin & Marlow, LLP 405 Lexington Avenue, 26th Floor New York, New York 10174 Attention: Leslie Marlow, Esq. Telephone: (212) 907-6457 Facsimile: (212) 208-4657
The Investors: As per the contact information provided on the signature pages hereof.
Taglich Brothers, Inc.:

Taglich Brothers, Inc.
275 Madison Avenue, Suite 1618
New York, New York 10006
Telephone: (212) 661-6886
Facsimile:  (212) 930-9725
Attention: Robert C. Schroeder
   Vice President, Investment Banking
With a copy to: Sills Cummins &Gross PC 30 Rockefeller Plaza New York, New York 10112 Telephone: (212) 643-7000 Facsimile: (212) 643-6500

9.3           Survival of Representations and Warranties. Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.4           Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b)           Promptly after receipt by any Investor (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.4, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not affect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.5           Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

9.6           Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except for (i) persons entitled to indemnification pursuant to Section 5.5; (ii) the Placement Agent and its designees, successors and assigns and (iii) other registered broker-dealers, if any, who are specifically agreed to be and acknowledged by each party as third party beneficiaries hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

Notwithstanding the foregoing, but subject to the provisions of Section 6.1 hereof, any Investor may, without the consent of the Company, assign its rights hereunder to any person that purchases Units or the shares or warrants included therein or issuable upon conversion or exercise thereof or as dividends with respect to the Series B Shares in a private transaction from an Investor or to any of its “affiliates,” as that term is defined under the 1934 Act or any subsequent person acquiring such Units or shares in accordance herewith.

9.8           Public Disclosures. The Company shall (x) on or before 8:30 a.m., New York time, on the fourth (4th)  Business Day after the date of the First Closing under this Agreement issue a press release (the “Press Release”) reasonably acceptable to the Placement Agent disclosing all the material terms of the transactions contemplated by the Transaction Documents and (y) on or before 8:30 a.m., New York time, within three Business Days after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Investors by the Company in connection with the transactions contemplated by the Transaction Documents. Neither the Company nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Investor, to make the Press Release and any other press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Unless required by law or regulation, without the prior written consent of the applicable Investor (which may be granted or withheld in such Investor’s sole discretion), the Company shall not disclose the name of such Investor in any filing (other than the 8-K Filing, any Registration Statement registering the Securities and any other filing as is required by applicable law and regulations), announcement, release or otherwise.

9.9           Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.10           Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of each of  (i) the Company (ii)  a majority-in-interest of the Investors (based on the number of Securities purchased hereunder) and (iii) with respect to Article 5, the holders of a majority of the PA Warrant Shares.

9.11           Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto.

9.12           Arbitration.  Each Investor and the Company agree that they shall resolve all disputes, controversies and differences which may arise between them, out of or in relation to or in connection with this Agreement, after discussion in good faith attempting to reach an amicable solution.  Provided that such disputes, controversies and differences remain unsettled after discussion between the parties, both parties agree that those unsettled matter(s) shall be finally settled by arbitration in New York, New York in accordance with the latest Rules of the American Arbitration Association. Such arbitration shall be conducted by three arbitrators appointed as follows: each party will appoint one arbitrator and the appointed arbitrators shall appoint a third arbitrator.  If within thirty (30) days after confirmation of the last appointed arbitrator, such arbitrators have failed to agree upon a chairman, then the chairman will be appointed by the American Arbitration Association.  The decision of the tribunal shall be final and may not be appealed.  The arbitral tribunal may, in its discretion award fees and costs as part of its award. Judgment on the arbitral award may be entered by any court of competent jurisdiction, including any court that has jurisdiction over either party or any of their assets.  At the request of any party, the arbitration proceeding shall be conducted in the utmost secrecy subject to a requirement of law to disclose.   In such case, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy, available for inspection only by any party and by their attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy.

9.13           Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.14           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

9.15           Independent Nature of Investors. The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document.  Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.  The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledges and understands that Sills Cummins & Gross PC has served as counsel to the Placement Agent only.

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

CALDERA PHARMACEUTICALS, INC.

By:  _____________________________
Name:  Benjamin Warner
Title:  President and Chief Executive Officer

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A
Securities Purchase Agreement
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of April __, 2013 (the “Agreement”), with the undersigned, Caldera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the Shares as set forth below, hereby agrees to purchase such Shares from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.  The undersigned specifically acknowledges having read the representations in the Agreement section entitled “Representations, Warranties and Acknowledgments of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

All Investors:

Address:  _______________________________

________________________________________

________________________________________

Telephone No.: ___________________________

Facsimile No.: ____________________________

Email Address: ___________________________

Name of Investor:

If an entity:

Print Name of Entity:

_______________________________________
By:
Name:
Title:

If an individual:

Print Name:  ____________________________

Signature:  ______________________________

If joint individuals:

Print Name:  _____________________________

Signature:  ______________________________

The Investor hereby elects to purchase ____________ Units (to be completed by Investor) at a purchase price of $2.50 per Unit under the Securities Purchase Agreement at a total Purchase Price of $__________ (to be completed by Investor)

Purchase Price to be paid in whole or in part by conversion of Bridge Notes in principal amount of $____________ (to be completed by Investor, if applicable)